Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE: October 23, 2013

Transaction Announcement Conference Call

October 24, 2013 at 9:00 a.m. Pacific Time

To access the call, please dial (800) 288-8961

Heritage Financial Corporation and Washington Banking Company to Merge

Attractive Pacific Northwest Partnership Between Two Quality Community Banks

Olympia and Oak Harbor, Washington, October 23, 2013 / PRNewswire — Heritage Financial Corporation (“Heritage”) (NASDAQ: HFWA) and Washington Banking Company (“Washington Banking”) (NASDAQ: WBCO) jointly announced today the signing of a definitive agreement under which Heritage and Washington Banking will enter into a strategic merger to create one of the premier community banking franchises in Western Washington and the Pacific Northwest.

Based on financial results as of September 30, 2013, the combined company will have approximately $3.3 billion in total assets, $2.9 billion in total deposits and $2.3 billion in total loans with 73 branch locations across Washington and Oregon from Bellingham, Washington to Portland, Oregon. On a pro forma basis, the combined company will rank 11th in deposit market share in Washington and be ranked 3rd in deposit market share among banks headquartered in Washington within the combined company’s footprint. The combination will result in one of the largest bank mergers between two in-state Washington banks with a transaction valued at approximately $265.1 million.

“I am pleased to announce the combination of these two quality Washington community banks”, said Brian Vance, President and Chief Executive Officer of Heritage Financial Corporation. “Our respective organizations share a similar culture and approach to community banking which we believe will provide enhanced opportunities for the combined company to better serve our customers and communities and provide a rewarding experience for our employees. We welcome the Washington Banking employees and are honored to work with them as partners going forward.” Mr. Vance continued, “Together we will be positioned to realize important synergies and be better positioned to benefit from future growth opportunities and generate enhanced financial performance for our shareholders.”

Jack Wagner, President and Chief Executive Officer of Washington Banking Company, added, “We are very excited about this partnership between two of Western Washington’s strongest community banks and we believe the combined company is better positioned for continued growth and success within our respective markets. The contiguous branch footprints along the I-5 corridor and complementary business models make this combination a natural fit.”

Under the terms of the merger agreement, Washington Banking shareholders will receive 0.89000 shares of Heritage common stock and $2.75 in cash for each share of Washington Banking common stock. Based on the closing price of Heritage common stock of $15.89 on October 23, 2013, the consideration value per share for Washington Banking was $16.89, or approximately $265.1 million in aggregate. Upon consummation, the shareholders of Washington Banking will own approximately 46% of the combined company and the shareholders of Heritage will own approximately 54%.

The leadership team of the combined company will be comprised of executives from both organizations. Brian Vance will serve as Chief Executive Officer with Jeff Deuel, Dave Spurling and Don Hinson from Heritage along with Bryan McDonald, Ed Eng, and Lynn Garrison from Washington Banking. Jack Wagner, current Chief Executive Officer of Washington Banking, will serve as a special advisor to the combined company. Additionally, the Board of Directors will be comprised of eight directors from Heritage and seven directors from Washington Banking. Tony Pickering, current chairman of Washington Banking will become Chairman of the combined company at closing with Brian Charneski from Heritage serving as Vice Chairman.

Washington Banking branches will adopt the Heritage Bank name in all markets, with the exception of six branches in Whidbey Island markets which will continue to operate using the Whidbey Island Bank name. The corporate headquarters of the combined company will be in Olympia, Washington.

The merger is expected to be significantly accretive to the combined company’s earnings per share in 2014 and thereafter, excluding one-time deal related expenses. Further, it is anticipated that the combined company’s capital ratios will be well in excess of regulatory minimums and its tangible common equity ratio will be in excess of 9%.

The definitive agreement has been unanimously approved by the boards of directors of Heritage and Washington Banking. The merger is subject to regulatory approvals, approval by Heritage and Washington Banking shareholders, and certain other customary closing conditions and is expected to close in the first half of 2014. The transaction is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes and Washington Banking shareholders are not expected to recognize any taxable gain or loss in connection with the share exchange to the extent of the stock consideration received.

D.A. Davidson & Co. served as financial advisor and provided a fairness opinion to Heritage, and Breyer & Associates PC and Silver, Freedman & Taff, L.L.P. served as legal counsel to Heritage. Sandler O’Neill + Partners, L.P. served as financial advisor and provided a fairness opinion to Washington Banking, and Lane Powell PC served as legal counsel to Washington Banking.

Joint Investor Conference Call

Heritage and Washington Banking will host a joint conference call to discuss the transaction and third quarter results at 9:00 a.m. Pacific Time, October 24, 2013. Interested parties are invited to listen in by dialing (800) 288-8961 a few minutes prior to 9:00 a.m., Pacific Time. A presentation regarding the transaction will be discussed on this call and a copy will be available at www.hf-wa.com under the tab “Investor Information,” or www.wibank.com under “Investor Relations.” The call will be available for replay through November 7, 2013, by dialing (800) 475-6701 – access code 304998.

About Heritage Financial Corporation

Heritage Financial Corporation is a bank holding company in Olympia, Washington, that operates Heritage Bank, a full-service commercial bank which was founded in 1927. Following two FDIC-assisted transactions, the acquisitions of Northwest Commercial Bank, the Central Valley Bank merger and the merger with Valley Bank, Heritage Bank now has forty-two banking offices in Washington and Oregon. Heritage Bank does business under the Central Valley Bank name in the Yakima and Kittitas counties of Washington. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

About Washington Banking Company

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. With its two FDIC-assisted acquisitions in 2010, Whidbey Island Bank currently operates 31 full-service branches located in six counties in Northwestern Washington. In 2009, Washington Banking was added to the Russell 2000 Index, a subset of the Russell 3000 Index. Both indices are widely used by professional money managers as benchmarks for investment strategies.

FORWARD-LOOKING STATEMENTS

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the Heritage-Washington Banking merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the requisite shareholder and regulatory approvals for the Heritage-Washington Banking merger might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (4) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) the ability to access cost-effective funding; (11) changes in financial markets; (12) changes in economic conditions in general and in Western Washington and the Pacific Northwest in particular; (13) the costs, effects and outcomes of litigation; (14) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (15) changes in accounting principles, policies or guidelines; (16) future acquisitions by Heritage of other depository institutions or lines of business; and (17) future goodwill impairment due to changes in Heritage’s business, changes in market conditions, or other factors.

Neither Heritage nor Washington Banking undertakes any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

ADDITIONAL INFORMATION

Heritage will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a joint proxy statement of Heritage and Washington Banking that also constitutes a prospectus of Heritage, which will be sent to the shareholders of Heritage and Washington Banking. Shareholders are advised to read the joint proxy statement/prospectus when it becomes available because it will contain important information about Heritage, Washington Banking and the proposed transaction. When filed, this document and other documents relating to the merger filed by Heritage and Washington Banking can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing Heritage’s website at http://www.hf-wa.com/docs.aspx?iid=1024198 or by accessing Washington Banking’s website at http://investor.washingtonbanking.info/docs.aspx?iid=1025104. Alternatively, these documents, when available, can be obtained free of charge from Heritage upon written request to Heritage Financial Corporation, Secretary, 201 Fifth Avenue S.W., Olympia, WA 98501 or by calling (360) 943-1500, or from Washington Banking, upon written request to Washington Banking Company, Secretary, 450 SW Bayshore Drive, Oak Harbor, Washington 98277 or by calling (360) 240-6458.

PARTICIPANTS IN THIS TRANSACTION

Heritage, Washington Banking and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about these participants may be found in the definitive proxy statement of Heritage relating to its 2013 Annual Meeting of Shareholders filed with the SEC by Heritage on March 19, 2013 and the definitive proxy statement of Washington Banking relating to its 2013 Annual Meeting of Shareholders filed with the SEC on March 26, 2013. These definitive proxy statements can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

INVESTOR CONTACTS

Heritage Financial Corporation

360.943.1500

Brian L. Vance

President and CEO

Jeffrey J. Deuel

President and COO, Heritage Bank

Don Hinson

EVP and CFO

Washington Banking Company

360.679.3121

John L. Wagner

President and CEO

Bryan McDonald

President and CEO, Whidbey Island Bank

Rick A. Shields

EVP and CFO